UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 11, 2025
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3001 Bishop Drive, Suite 350
San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_______________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	FIVN	The NASDAQ Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.
On November 11, 2025, Five9, Inc. (the “Company”) commenced an accelerated share repurchase agreement (“ASR”) with JPMorgan Chase Bank, National Association, to repurchase $50.0 million of the Company’s common stock under the share repurchase authorization previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2025.

Under the ASR, on November 12, 2025, the Company will make a payment of $50.0 million and expects to receive an initial delivery of approximately 1.9 million shares of the Company’s common stock. The total number of shares to be repurchased will be based on the average of the daily volume-weighted average price of the Company's common stock during the term of the ASR, less a discount and subject to adjustments pursuant to terms of the ASR. The final settlement of the ASR is expected to occur by the end of the first quarter of 2026.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Date: November 12, 2025	By:	/s/ Bryan Lee
Bryan Lee
Chief Financial Officer